SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.  20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) April 21, 2008

SUSSEX BANCORP
(Exact name of registrant as specified in its charter)

New Jersey	0-29030	22-3475473
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

200 Munsonhurst Road
Franklin, New Jersey		07416
(Address of principal executive offices)		(Zip Code)

Registrant's telephone number, including area code  (973) 827-2914

Item 1.01.  Entry Into a Material Definitive Agreement.

On April 16, 2008, the Registrant and SussexBank, a New Jersey commercial bank and the wholly-owned subsidiary of the Registrant (the “Bank”), adopted a form of Amendment 1 To Director Deferred Compensation Agreement (the “Agreement”) amending certain forms of the existing Agreement between the Bank and certain directors. Except as amended thereby, the Agreement shall remain in full force and effect. The form of amendment is attached as an Exhibit hereto.

On April 16, 2008, the Registrant and SussexBank, a New Jersey commercial bank and the wholly-owned subsidiary of the Registrant (the “Bank”),  adopted Amendment No.2 to the Sussex Bank Executive Incentive and Deferred Compensation Plan (the “Plan”) amending the Plan as applicable. The Plan shall remain in full force and effect. The form of amendment is attached as an Exhibit hereto.

Item 2.02.  Results of Operations and Financial Condition.

The information in this section, including the information contained in the press release included as Exhibit 99.3 hereto, is being furnished pursuant to this Item 2.02 and shall not deemed to be “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, or otherwise subject to the liabilities of that Section.  In addition, this information shall not be deemed to be incorporated by reference into any of the Registrant’s filings with the Securities and Exchange Commission, except as shall be expressly set forth by specific reference in any such filing.

On April 17, 2008, the Registrant issued a press release announcing its financial results for the first quarter ended March 31, 2008.  A copy of the April 17, 2008 press release is included as Exhibit 99.3 hereto.

Item 9.01.  Financial Statements and Exhibits.

(d)	Exhibits.

Exhibit Number	Description
99.1	Form of Amendment 1 To Director Deferred Compensation Agreement, dated as of April 16, 2008.
99.2	Sussex Bank Executive Incentive and Deferred Compensation Plan Amendment No. 2, dated as of April 16, 2008.
99.3	Press Release dated April 17, 2008 regarding financial results for the first quarter ended March 31, 2008.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, Sussex Bancorp, has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

SUSSEX BANCORP
(Registrant)

Dated: April 22, 2008	By: /s/ Candace A. Leatham
CANDACE A. LEATHAM
Executive Vice President and
Chief Financial Officer

EXHIBIT INDEX

CURRENT REPORT ON FORM 8-K

Exhibit No.	Description	Page No.
99.1	Form Amendment 1 To Director Deferred Compensation Agreement, dated as of April 16, 2008	6
99.2	Sussex Bank Executive Incentive and Deferred Compensation Plan, Amendment No. 2, dated as of April 16, 2008	7
99.3	Press release dated April 17, 2008 announcing the Registrant's results for the first quarter ended March 31, 2008.	8-11